Exhibit 10
SECOND AMENDMENT
TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of January 10, 2011, among RED LION HOTELS CORPORATION, a Washington corporation (“Borrower”), each lender party hereto (collectively, “Lenders”), and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, formerly known as Calyon New York Branch, as Administrative Agent (“Administrative Agent”).
RECITALS
     1. Borrower, Administrative Agent, and Lenders are parties to that certain Credit Agreement (as modified, amended, renewed, extended, and/or restated, the “Credit Agreement”) dated as of September 13, 2006.
     2. The parties hereto desire to amend the Credit Agreement subject to the terms and conditions set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Credit Agreement’s sections.
     2. Amendments to the Credit Agreement.
     (a) Section 1.1 of the Credit Agreement is hereby amended (i) to delete the definition of “Disposition Proceeds” in its entirety without replacement, and (ii) to delete the definitions of “Applicable Margin”, “Disposition”, “Maturity Date”, “Permitted Distributions”, and “Subject Properties” in their entirety and replace such definitions with the following:
     Applicable Margin means, (a) with respect to a Base Rate Borrowing, three and one half percent (3.50%) and (b) with respect to a Eurodollar Borrowing, four and one half percent (4.50%).
     Disposition means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (other than dispositions permitted pursuant to clauses (a), (b), (c), and (d) of Section 10.11, each in the ordinary course of the Person’s business), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     Maturity Date means September 13, 2011; provided, however, that, if such date is not a Business Day, then the Maturity Date shall be the next preceding Business Day.
     Permitted Distributions means (a) Distributions declared, made, or paid by any Company wholly in the form of its capital stock, (b) Distributions by any Company to Borrower or to a Subsidiary Guarantor, and (c) any Distribution by Red Lion Hotels Limited Partnership (“RLHLP”) to any Person that is a partner in RLHLP for federal income tax purposes so long as (i) at the time of the distribution, Borrower has at least an
Second Amendment to Credit Agreement

eighty percent (80%) interest in the income, gain, loss and deductions of RLHLP, and (ii) such distribution is required by the Amended and Restated Agreement of Limited Partnership of RLHLP, as amended and in effect on the Closing Date.
     Subject Properties means, collectively, the following Properties: (a) Red Lion Hotel Denver Southeast — Aurora, Colorado; (b) Red Lion Hotel Anaheim — Anaheim, California; and (c) Red Lion Hotel Pocatello — Pocatello, Idaho, and Subject Property means any one of the Subject Properties.
     (b) The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended to add the following new proviso prior to the end of the period at the end of the first sentence of such definition:
     ; and provided further that, the calculation of Consolidated EBITDA shall, without duplication of the forgoing items (a) through (n) of this definition, include the results of operations of the assets of Borrower classified as “Held for Sale” on Borrower’s financial statements in accordance with GAAP
     (c) Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions in the correct alphabetical order:
     Acceptable Debt Restructure means the satisfaction of the requirements set forth in Section 9.31.
     Net Cash Proceeds means (a) with respect to any sale of Stock by Borrower or any Subsidiary (other than sales of Stock registered pursuant to the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder, on a registration statement on a Form S-8 that has been filed prior to December 27, 2010), the excess of (i) the sum of the cash and cash equivalents received in connection with such sale over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by Borrower or such Subsidiary in connection with such sale, (b) with respect to the Disposition of any asset of Borrower or any Subsidiary, the net cash and cash equivalent proceeds (including, without limitation, all cash payments received with respect to any note taken in connection with such Disposition) from such Disposition received on or after the date of consummation of such Disposition, after (i) deduction of taxes paid or payable incurred in connection with such Disposition, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such Disposition (including reasonable attorneys’ fees and closing costs and reasonable environmental remediation costs incurred in connection with such Disposition), and (iii) repayment of any Debt secured by the asset that is the subject of the Disposition, and (c) with respect to the financing or re-financing of any Property of Borrower or any Subsidiary (other than any financing in connection with the initial acquisition of any such Property), the net proceeds received by Borrower or any Subsidiary from the incurrence of such Debt after (i) repayment of any existing Debt secured by the Property, and (ii) payment of all reasonable fees and expenses related to such financing or re-financing (including reasonable attorneys’ fees and closing costs and reasonable environmental remediation costs incurred in connection therewith).
     Scheduled Debt Obligations means collectively, (a) the Obligation, (b) Debt of WHC 804, LLC, a Delaware limited liability company (“WHC 804”), as evidenced by that certain Promissory Note dated on or about August 16, 2001, made payable by
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WHC 804 to the order of Column Financial, Inc., a Delaware corporation (“Column”), in the original principal amount of $14,000,000, and Debt of WHC 821, LLC, a Delaware limited liability company (“WHC 821”), as evidenced by that certain Promissory Note dated on or about August 16, 2001, made payable by WHC 821 to the order of Column in the original principal amount of $6,800,000, each of which is secured by (i) the Red Lion Hotel at the Park, located in Spokane, Washington, and (ii) the Red Lion Hotel Olympia, located in Olympia, Washington, (c) Debt of WHC 820, LLC, a Delaware limited liability company (“WHC 820”), secured by the Red Lion Colonial Hotel, located in Helena, Montana, as evidenced by that certain Promissory Note dated on or about August 16, 2001, made payable by WHC 820 to the order of Column in the original principal amount of $6,050,000, and (d) Debt of Red Lion Hotels Limited Partnership, a Washington limited partnership (“RLHLP”), secured by the Kalispell Center Mall, located in Kalispell, Montana, as evidenced by that certain Promissory Note dated on or about December 17, 1984, made payable by the predecessor of RLHLP to the order of the predecessor of Washington Trust Bank in the original principal amount of $10,000,000.
     “Wells Agreement” means that certain Credit Agreement dated September 25, 2008, by and between Borrower and Wells Fargo Bank, National Association (as amended, modified, renewed, extended, or restated).
     (d) Section 2.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     2.5 Swing Line Subfacility. As of January 4, 2011, the Swing Line Subfacility is terminated, and Borrower shall not be allowed to request, and Swing Line Lender shall not be obligated to advance, any Swing Line Loans.
     (e) Section 3.2(b)(iii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (iii) Immediately upon the receipt thereof, Borrower shall prepay the Total Principal Debt in an aggregate amount equal to eighty percent (80%) of all Net Cash Proceeds. No amount of the Total Principal Debt prepaid pursuant to this Section 3.2(b)(iii) may be reborrowed, and the Commitment of each Lender shall be permanently reduced based upon its respective Pro Rata Part by the amount of such prepayments, and the Total Commitment shall be permanently reduced by the amount of such prepayments without the need of any further action on the part of Borrower, Administrative Agent, or any Lender.
     (f) Section 8 of the Credit Agreement is hereby amended to add the following new Section 8.30 at the end thereof:
     8.30 Acceptable Debt Restructure. The Scheduled Debt Obligations are all of the Debt for borrowed money of Borrower or its Subsidiaries that have scheduled final maturities during the calendar year 2011.
     (g) Section 9.3 of the Credit Agreement is hereby amended to re-letter clause (j) thereof as clause (k) and insert the following new clause (j):
     (j) Semi-Monthly Update Reports. On or about the 1st and 15th day of each calendar month at times mutually agreeable to Borrower and Administrative Agent,
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and at other times at Administrative Agent’s request, a report by conference telephone call containing the following information with respect to the Companies, and acceptable to Administrative Agent in its reasonable discretion: (i) the status of (A) all capital raising efforts, (B) sources and uses of cash, (C) performance of business operations, and (ii) such other information as reasonably requested by Administrative Agent. Borrower shall, within five (5) Business Days following each such call, provide to Administrative Agent, for distribution to each Lender, a written summary of the information delivered in such call.
     (h) Section 9 of the Credit Agreement is hereby amended to add the following new Section 9.31 at the end thereof:
     9.31 Acceptable Debt Restructure. Borrower shall, on or before June 24, 2011, provide to Administrative Agent evidence, in each case satisfactory to Administrative Agent in its sole discretion, that Borrower has, with respect to each of the Scheduled Debt Obligations, either (a) extended the final maturity date thereof to a date that is at least six (6) months after the Maturity Date, (b) repaid such Debt in full, and terminated any commitments to advance funds thereunder, if any, or (c) arranged for the repayment or re-financing of such Debt by its scheduled maturity date, on terms and conditions satisfactory to Administrative Agent in its sole discretion; provided, however, that, solely with respect to the Obligation, Borrower must provide evidence as set forth in either clause (b) or (c) exclusively, and clause (a) shall not be an option.
     (i) Section 10.3 of the Credit Agreement is hereby amended to delete clauses (a) and (b) prior to the colon at the end of the first paragraph thereof and replace such clauses with the following:
(a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any Collateral Property or any Subject Property, other than the Loan Documents, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any Collateral Property or any Subject Property, except
     (j) Section 10.8 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     10.8 Loans, Advances, and Investments. Borrower shall not, and shall not permit any other Company to, make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any Stock or evidences of Debt of, or interests in, any other Person, other than: (a) readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition; (b) short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation; (c) commercial paper maturing in 365 days or less from the date of issuance and rated either “P-1” by Moody’s, or “A-1” by S & P; (d) debt instruments of a domestic issuer which mature in one (1) year or less and which are rated “A” or better by Moody’s or S&P on the date of acquisition of such investment; (e) demand deposit accounts which are maintained in the ordinary course of business; (f) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance
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with customary trade terms; and (g) transactions with Subsidiaries existing as of December 15, 2010.
     (k) Section 10.9(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (a) Distributions. Borrower shall not, and shall not permit any other Company to, directly or indirectly declare, make, or pay any Distribution other than (i) Distributions by any Company to an Obligor, (ii) Distributions listed in clause (c) of the definition of “Permitted Distributions” and (iii) so long as no Event of Default exists or would result therefrom, Permitted Distributions other than Distributions listed in clause (c) of the definition of Permitted Distributions.
     (l) Section 11.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     11.9 Default Under Other Debt and Agreements.
     (a) Any Company fails to pay when due (after lapse of any applicable grace periods) any Debt of such Company (other than the Obligation) in excess (individually or collectively) of $3,000,000; and
     (b) Any default exists under any agreement (other than the Loan Documents) to which any Company is a party, which has not been waived by the parties thereto, the effect of which has been to cause, or to permit any Person to cause, an amount of Debt of such Company in excess (individually or collectively) of $3,000,000 to become due and payable by such Company (whether by acceleration or by its terms).
     (m) Section 10.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     10.11 Sale of Assets. Borrower shall not, and shall not permit any other Company to, sell, assign, transfer, or otherwise dispose of any of its assets, other than (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof, (d) Dispositions of obsolete assets, and (e) Dispositions of one or more Properties (other than a Collateral Property) or other assets provided that, (x) Borrower shall have repaid the Total Principal Debt in the amounts required pursuant to Section 3.2(b)(iii) related to such Disposition and (y) both before and after giving effect to any such Disposition, Borrower is in compliance with each financial covenant set forth in Section 10.18, and no Event of Default exists.
     (n) Section 10.18(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (a) Total Leverage Ratio. Borrower shall not permit the Total Leverage Ratio, as of the last day of any fiscal quarter of the Companies, commencing with the fiscal quarter ending December 31, 2010, to be greater than 5.5 to 1.0.
Second Amendment to Credit Agreement

     (o) Section 10.18(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (b) Senior Leverage Ratio. Borrower shall not permit the Senior Leverage Ratio, as of the last day of any fiscal quarter of the Companies, commencing with the fiscal quarter ending December 31, 2010, to be greater than 4.25 to 1.0.
     (p) Section 11.2(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (i) any applicable covenant, condition, or agreement contained in Section 9.3(f)(iii), 9.28, 9.31, 10.1, 10.2, 10.3, 10.5, 10.6, 10.7, 10.8, 10.9, 10.11, 10.12, 10.13, or 10.18; or
     (q) Section 10 of the Credit Agreement is hereby amended to add the following new Sections 10.19 and 10.20 at the end thereof:
     10.19 Amendments to Wells Agreement. Borrower shall not enter into, nor shall it permit, any further amendment to the Wells Agreement to provide for (a) any change to the “Maturity Date” under and as defined in the Wells Agreement such that the “Maturity Date” would be prior to September 25, 2013 or (b) any other covenants, defaults or events of default more restrictive to the Companies than the covenants, defaults or events of default set forth in this Agreement.
     10.20 Voluntary Debt Prepayments. Borrower shall not make, directly or indirectly, any optional or voluntary payment, prepayment, repurchase or redemption on any Debt, except (a) the Obligation, (b) any Debt that, as of January 10, 2011, has an outstanding principal balance of less than $500,000, provided that, all such payments with respect to any one or more Debts of the type referenced in this clause (b) shall not exceed $500,000 in the aggregate, and (c) quarterly payments of accrued interest on Borrower’s 9.5% Junior Subordinated Debenture Due February 24, 2044.
     (r) Schedule 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.1 attached hereto.
     3. Amendments to other Loan Documents.
     (a) All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.
     (b) Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.
     4. Conditions Precedent. This Amendment shall not be effective unless and until: (a) Administrative Agent receives fully executed counterparts of this Amendment signed by the Required Lenders and Borrower; (b) Administrative Agent receives an officer’s certificate for Borrower certifying (i) the constituent documents of Borrower, (ii) incumbency of the officers of Borrower authorized to execute this Amendment and each other document executed in connection therewith, (iii) certificates of
Second Amendment to Credit Agreement

existence and good standing for Borrower certified as of a recent date by the Secretary of State of the State of formation of Borrower, and (iv) resolutions of the board of directors of Borrower authorizing the execution and delivery of this Amendment (the documents referenced in clauses (a) and (b) are collectively, the “Amendment Documents”); (c) Administrative Agent receives, for the benefit of each Lender executing this Amendment, an amendment fee equal to (i) the result of (i) thirty seven and one half basis points (0.375%) times (ii) the amount of the Commitment of each such Lender after giving effect to this Amendment (the “Initial Amendment Fee”); (d) Administrative Agent receives, in form and substance acceptable to Administrative Agent in its sole discretion, fully executed copies of the Second Amendment to Credit Agreement dated the date hereof, executed by Borrower and Wells Fargo Bank, National Association (the “Wells Amendment”), amending that certain Credit Agreement dated September 25, 2008, by and between Borrower and Wells Fargo Bank, National Association, as amended, regarding a Debt of Borrower secured by guaranties from certain of the Subsidiaries and a deed of trust and security agreement covering substantially all of the assets of WHC 823, LLC, the owner of the Red Lion Hotel Bellevue, Washington Property, and evidence that all conditions precedent to the effectiveness of the Wells Amendment have been satisfied, and (e) the representations and warranties in the Credit Agreement, as amended by this Amendment, and each other Loan Document are true and correct in all material respects on and as of the date of this Amendment as though made as of the date of this Amendment except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement.
     5. Ratifications. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent for the benefit of Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation under the Credit Agreement and the Loan Documents, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.
     6. Consultant. Borrower agrees that, (i) on or after April 1, 2011, Administrative Agent may, at Administrative Agent’s discretion, engage a consultant, satisfactory to Administrative Agent, to advise Administrative Agent and Lenders on financial and general business matters regarding the Companies, and (ii) all expenses and all hourly or set fees of any such consultant shall be payable by Borrower, and shall be part of the Obligation.
     7. Representations. Borrower represents and warrants to Administrative Agent and Lenders that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by Borrower and each Subsidiary Guarantor; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower or any Subsidiary Guarantor of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower and each Subsidiary Guarantor and are enforceable against Borrower and each Subsidiary Guarantor in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by Borrower and each Subsidiary Guarantor of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower or any such Subsidiary Guarantor is a party or by which Borrower or any such Subsidiary Guarantor is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions
Second Amendment to Credit Agreement

contemplated or permitted by the Credit Agreement; and (f) no Potential Default or Event of Default exists.
     8. Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.
     9. Amendment Fee. Borrower shall pay to Administrative Agent, for the benefit of each Lender executing this Amendment, an amendment fee in three installments equal to (a) on or before the date of this Amendment, the Initial Amendment Fee, (b) on or before March 31, 2011, the result of (i) fifty basis points (0.50%) times (ii) the amount of the Commitment of each such Lender as of such date, if any, and (c) on or before June 30, 2011, the result of (i) eighty-seven and one half basis points (0.875%) times (ii) the amount of the Commitment of each such Lender as of such date, if any, it being understood that the installments referenced in clause (b) and clause (c) of this Section 8 shall be payable by Borrower only if all of the Commitments have not been terminated prior to the respective dates provided for the payment thereof. Borrower acknowledges and agrees that the failure to pay any such installment of the amendment fee shall be an Event of Default under the Credit Agreement.
     10. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed — and its performance enforced — under New York law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts (originals or facsimile copies followed by originals within two (2) Business Days) with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.
     11. RELEASE. BORROWER AND EACH OTHER OBLIGOR HEREBY ACKNOWLEDGES THAT THE OBLIGATION IS ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATION OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY CREDIT PARTY. BORROWER AND EACH OTHER OBLIGOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE EACH CREDIT PARTY AND ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER OR ANY OTHER OBLIGOR MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING, OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
Second Amendment to Credit Agreement

     12. Entireties. The Credit Agreement as amended by this Amendment represents the final agreement between the parties about the subject matter of the Credit Agreement as amended by this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
     13. Parties. This Amendment binds and inures to Borrower, Administrative Agent, each Lender, and their respective successors and permitted assigns.
[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]
Second Amendment to Credit Agreement

     EXECUTED as of the date first stated above.

BORROWER: RED LION HOTELS CORPORATION, a Washington corporation
By:	/s/ Dan Jackson
	Name:	Dan Jackson
	Title:	Senior Vice President
Signature Page to Second Amendment to Credit Agreement

ADMINISTRATIVE AGENT: CALYON NEW YORK BRANCH, as Administrative Agent
By:	/s/ Alex Larrinaga
	Name:	Alex Larrinaga
	Title:	Vice President

By:	/s/ Robert G. Colvin
	Name:	Robert G. Colvin
	Title:	Managing Director
Signature Page to Second Amendment to Credit Agreement

LENDERS: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, formerly known as Calyon New York Branch, as a Lender and Swing Line Lender
By:	/s/ Amy Trapp
	Name:	Amy Trapp
	Title:	Managing Director

By:	/s/ Jason Chrein
	Name:	Jason Chrein
	Title:	Director
Signature Page to Second Amendment to Credit Agreement

KEY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Tayven Hike
	Name:	Tayven Hike
	Title:	Vice President
Signature Page to Second Amendment to Credit Agreement

CIBC, INC., as a Lender
By:	/s/ Michael Gewirtz
	Name:	Michael Gewirtz
	Title:	Executive Director
Signature Page to Second Amendment to Credit Agreement

UNION BANK, N.A., formerly known as Union Bank of California, N.A., as a Lender
By:	/s/ Matthew Hill
Name Matthew Hill
	Title:	Senior Vice President
Signature Page to Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Daniel A. Adams
	Name:	Daniel A. Adams
	Title:	Vice President
Signature Page to Second Amendment to Credit Agreement

To induce the Administrative Agent and Lenders to enter into this Amendment, each of the undersigned (a) consent and agree to the Amendment’s execution and delivery, (b) ratify and confirm that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent and Lenders under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligation, (c) agree to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as Administrative Agent may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens, and (d) waive notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and its successors and permitted assigns and inures to the Administrative Agent and Lenders and their respective successors and permitted assigns.

SUBSIDIARY GUARANTORS: RED LION HOTELS FRANCHISING, INC., a Washington corporation
By:	/s/ Dan Jackson
	Name:	Dan Jackson
	Title:	Senior Vice President

RED LION HOTELS MANAGEMENT, INC., a Washington corporation
By:	/s/ Dan Jackson
	Name:	Dan Jackson
	Title:	Senior Vice President

RED LION HOTELS HOLDINGS, INC., a Delaware corporation
By:	/s/ Dan Jackson
	Name:	Dan Jackson
	Title:	Senior Vice President

WHC809, LLC, a Delaware limited liability company
By:	/s/ Dan Jackson
	Name:	Dan Jackson
	Title:	Senior Vice President
Signature Page to Second Amendment to Credit Agreement

RED LION HOTELS LIMITED PARTNERSHIP, a Delaware limited partnership
By:	RED LION HOTELS CORPORATION, a Washington corporation, its sole general partner
By:	/s/ Dan Jackson
	Name:	Dan Jackson
	Title:	Senior Vice President
Signature Page to Second Amendment to Credit Agreement

SCHEDULE 2.1
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Pro Rata Part
Credit Agricole Corporate and Investment Bank	$9,750,000	32.500000000%
KeyBank National Association	$6,750,000	22.500000000%
CIBC, Inc.	$4,500,000	15.000000000%
Union Bank of California, N.A.	$4,500,000	15.000000000%
Wells Fargo Bank, National Association	$4,500,000	15.000000000%
Total	$30,000,000	100.000000000%
Schedule 2.1 to Second Amendment to Credit Agreement